EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the Schedule 13G (or any amendments thereto) relating to the common stock of IO Biotech, Inc. is filed on behalf of each of us.

Dated:  February 14, 2024

Samsara BioCapital, L.P.

By:

Samsara BioCapital GP, LLC

its

General Partner

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara BioCapital GP, LLC

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

/s/ Srinivas Akkaraju

Srinivas Akkaraju